Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3
*CUSIP:     21988K339

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of    February 11, 2004.....                                  $0.00
         Swap Receipt Amount.....                                   $64,305.56
         Scheduled Income received on securities.....              $931,250.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Swap Distribution Amount.....                            -$103,472.22
         Distribution to the Holders.....                          -$64,305.56
         Distribution to Depositor.....                           -$827,777.78
         Distribution to Trustee.....                                   -$0.00
Balance as of    March 1, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    February 11, 2004.....                                  $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of    March 1, 2004.....                                      $0.00

              UNDERLYING SECURITIES HELD AS OF         March 1, 2004

         Principal
           Amount                          Title of Security
         ---------                         -----------------
         $25,000,000       Chrysler Corporation, predecessor to DaimlerChrysler
                           Corporation 7.45% Debentures due March 1, 2027
                           *CUSIP:    171196AP3

              CREDIT SUPPORT HELD AS OF                March 1, 2004

         Notional
          Amount                            Title of Security
         ---------                          -----------------
         $25,000,000       Swap Agreement Dated as of February 11, 2004 between
                           the Trust and Lehman Brothers Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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